Exhibit 10.1

FIRST AMENDMENT

TO

AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

This First Amendment to Amended and Restated Loan and Security Agreement (this “Amendment”) is made and entered into as of March 16, 2023, by and between PACIFIC WESTERN BANK, a California state chartered bank (“Bank”), and WEREWOLF THERAPEUTICS, INC. (“Borrower”).

RECITALS

Borrower and Bank are parties to that certain Amended and Restated Loan and Security Agreement dated as of April 12, 2022 (as amended from time to time, the “Agreement”). The parties desire to amend the Agreement in accordance with the terms of this Amendment.

NOW, THEREFORE, the parties agree as follows:

1)	The following defined term in Exhibit A to the Agreement is hereby amended and restated, as follows:

“Permitted Outside Accounts” means (i) depository accounts in an aggregate amount not to exceed $5,000,000, provided, however, that prior to maintaining any such accounts, Borrower and Bank shall have entered into a deposit account control agreement with respect to any such accounts, in form and substance satisfactory to Bank, and (ii) the cash collateral account in connection with the BPB Letter of Credit.

2)

Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement. The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof. Borrower ratifies and reaffirms the continuing effectiveness of all agreements entered into in connection with the Agreement.

3)

Borrower represents and warrants that the representations and warranties contained in the Agreement are true and correct in all material respects as of the date of this Amendment; provided, however, that those representations and warranties expressly referring to another date shall be true and correct as in all material respects as of such date; and provided further that representations and warranties that by their terms include a materiality qualification shall be true and correct in all respects.

4)	This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

5)	As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:

a)	this Amendment, duly executed by each Borrower;

b)

payment of all Bank Expenses, including Bank’s expenses for the documentation of this Amendment and any related documents, and any UCC, good standing and intellectual property search or filing fees, which may be debited from any Borrower’s accounts; and

c)	such other documents and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

WEREWOLF THERAPEUTICS, INC. By: /s/ Timothy Trost Name: Timothy Trost Title: CFO, Treas., and Asst. Secty.	PACIFIC WESTERN BANK By: /s/ Ryan Kelley Name: Ryan Kelley Title: VP

[Signature Page to First Amendment to Amended and Restated Loan and Security Agreement]

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